     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 1999


                                                      REGISTRATION NO. 333-67171
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             COGENTRIX ENERGY, INC.
                (Name of registrant as specified in its charter)

        NORTH CAROLINA                     4911, 4961                       56-1853081
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)


                           9405 ARROWPOINT BOULEVARD

                      CHARLOTTE, NORTH CAROLINA 28273-8110
                                 (704) 525-3800
         (Address and telephone number of principal executive offices)

                             ---------------------

                               THOMAS F. SCHWARTZ
                 SENIOR VICE PRESIDENT -- FINANCE AND TREASURER
                           9405 ARROWPOINT BOULEVARD
                      CHARLOTTE, NORTH CAROLINA 28273-8110
                                 (704) 525-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                DUMONT CLARKE IV, ESQ.                                         JERRY THOMAS, ESQ.
               MOORE & VAN ALLEN, PLLC                                     SIMPSON THACHER & BARTLETT
             NATIONSBANK CORPORATE CENTER                                     425 LEXINGTON AVENUE
           100 NORTH TRYON STREET, FLOOR 47                                   NEW YORK, N.Y. 10017
               CHARLOTTE, NC 28202-4003

                             ---------------------


                       COGENTRIX DELAWARE HOLDINGS, INC.



              (Name of co-registrant as specified in its charter)


    (See table on next page for additional information about co-registrant.)


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


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                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING             AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED        PRICE PER UNIT       OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
8.75% Senior Notes due 2008..............    $255,000,000            100%            $255,000,000(1)        $70,890(2)
Subsidiary Guarantee.....................         --                  --                   --                  --  (3)
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


(1) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(2) Previously paid.

(3) Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is payable with respect to this security.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                TABLE OF ADDITIONAL INFORMATION ON CO-REGISTRANT

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                                                                                   Primary Standard
                                                               Jurisdiction of        Industrial
                                                              Incorporation or      Classification       I.R.S. Employer
                           Name                                 Organization          Code Number      Identification No.
--------------------------------------------------------------------------------------------------------------------------
COGENTRIX DELAWARE HOLDINGS, INC.                                 DELAWARE            4911, 4961           51-0352024
--------------------------------------------------------------------------------------------------------------------------
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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on March 15, 1999.



                                          COGENTRIX DELAWARE HOLDINGS, INC.


                                          By:    /s/ THOMAS F. SCHWARTZ
                                            ------------------------------------
                                                     Thomas F. Schwartz
                                              Senior Vice President - Finance
                                                       and Treasurer


                               POWER OF ATTORNEY



     Each person whose signature appears below constitutes and appoints Thomas
F. Schwartz his attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this amendment no. 3 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----
                 /s/ JAMES R. PAGANO                   President and Director (Principal   March 15, 1999
-----------------------------------------------------    Executive Officer)
                   James R. Pagano

                /s/ DAVID P. FONTELLO                  Director                            March 15, 1999
-----------------------------------------------------
                  David P. Fontello

               /s/ THOMAS F. SCHWARTZ                  Senior Vice President -- Finance    March 15, 1999
-----------------------------------------------------    Treasurer and Director
                 Thomas F. Schwartz                      (Principal Financial and
                                                         Accounting Officer)


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